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                                   EXHIBIT 1

                               PROBATE DOCUMENTS





                                      -5-
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                                 NO. 95-1573-P2


IN THE MATTER OF                       Section             IN THE PROBATE COURT
                                       Section
THE ESTATE OF                          Section             NO. _________ OF
                                       Section
JOSEPH MACDONALD DEALEY,               Section             DALLAS COUNTY, TEXAS
         DECEASED



                        APPLICATION FOR PROBATE OF WILL
                      AND ISSUANCE OF LETTERS TESTAMENTARY


TO THE HONORABLE JUDGE OF SAID COURT:

The undersigned Applicant files this Application for probate of the Last Will and Testament of Joseph MacDonald Dealey, Deceased ("Decedent") and issuance of Letters Testamentary. Attached to this Application is the Last Will and Testament of Decedent.


INFORMATION REQUIRED BY SECTION 81, TEX. PROB. CODE:

NAME AND DOMICILE OF APPLICANT: Applicant is Doris Carolyn Russell Dealey, who resides at 4332 Arcady Avenue, Dallas, Dallas County, Texas 75205.

NAME AND DOMICILE OF DECEDENT: Decedent was domiciled in Dallas, Dallas County, Texas.

FACT, PLACE AND DATE OF DEATH: Decedent died in Dallas, Dallas County, Texas, on April 7, 1995.

DECEDENT'S BIRTH DATE AND AGE: Decedent was born July 18, 1919, and was 75 years old at the time of Decedent's death.

VENUE FACTS (SECTION 6, TEX. PROB. CODE): This Court has jurisdiction and venue. Decedent resided in Dallas County, Texas, owned property situated in Dallas County, Texas, and was physically located in Dallas County, Texas at the time of Decedent's death.

PROPERTY: Decedent owned real and personal property at the time of Decedent's death of a probable value of One Hundred Thousand Dollars ($100,000.00) or more.

LAST WILL AND TESTAMENT AND DATE THEREOF: Attached to this Application is Decedent's Last Will and Testament which is dated December 1, 1994. More than four years have not elapsed from the date of Decedent's death and this Application.
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EXECUTRIX NAMED IN LAST WILL AND TESTAMENT:  Applicant is named as Independent
Executrix in Decedent's Last Will and Testament, to serve without bond.

NAME AND RESIDENCE OF EACH WITNESS TO LAST WILL AND TESTAMENT:

William Calvin Smellage                     23 Rough Creek
Granbury, Texas 76048 Betty Pool Martin
2808 MaverickDallas, Texas 75228

AFTER-BORN CHILDREN: No child or children was/were born to or adopted by Decedent after the making of Decedent's Last Will and Testament.

QUALIFICATION OF INDEPENDENT EXECUTRIX: Applicant is not disqualified by law from serving as Independent Executrix of Decedent's Estate or from accepting Letters Testamentary.

DIVORCE:  Decedent was never divorced.

TAX IDENTIFICATION NUMBERS: Decedent's social security number is ###-##-####. Applicant's social security number is ###-##-####.

GOVERNMENT AGENCY OR CHARITY AS BENEFICIARY: Decedent's Last Will and Testament does not name the State of Texas, a government agency or charitable organization as devisee.

LAST WILL AND TESTAMENT IS SELF-PROVED: Decedent's Last Will and Testament is self-proved and meets the requirements for a selfproved will required by
Section 59, Tex. Prob. Code.

REQUEST FOR ORDER AND LETTERS TESTAMENTARY:

Applicant requests that this Court, upon notice and hearing as required by law, admit Decedent's Last Will and Testament to probate and record and that this Court authorize the issuance of Letters Testamentary to Applicant upon Applicant's qualification.

Date:                            April 24, 1995


Applicant:                       /s/ Doris Carolyn Russell Dealey
                                 ----------------------------------------------
                                 Doris Carolyn Russell Dealey


Attorney for Applicant:          /s/ Wm. E. Livingstone, III, Esq.
                                 ----------------------------------------------
                                 Wm. E. Livingstone, III, Esq.
                                 State Bar No. 12441000
                                 8333 Douglas Avenue, Suite 1510 Dallas,
Texas 75225
                                 214/739-2292, Telephone
                                 214/739-2291 Telefax
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                                 NO. 95-1573-P2


IN RE:  ESTATE OF                 Section         IN THE PROBATE COURT
                                  Section
JOSEPH MACDONALD DEALEY,          Section         NO. 2 OF
                                  Section
         DECEASED                 Section         DALLAS COUNTY, TEXAS



                             ORDER PROBATING WILL
               AND AUTHORIZING ISSUANCE OF LETTERS TESTAMENTARY


         On this day came to be heard the application to probate that certain instrument in writing dated December 1, 1994, which was filed with the Application for Probate of Will and Issuance of Letters Testamentary and which is purported and alleged to be the Last Will and Testament of Joseph MacDonald Dealey, Deceased. Due proof was taken in the manner required by law, and it appears to the satisfaction of the Court that this Court has jurisdiction and venue over the Decedent's Estate, these proceedings and the subject matter. Having considered the evidence, the Court makes the following findings of fact:

1. Notices of Applicant's filing of the Application for Probate of Will and Issuance of Letters Testamentary have been issued and posted in the manner and for the length of time required by law, and no one has appeared to contest same.

2. The Decedent is deceased. The Decedent died on April 7, 1995, in Dallas County, Texas, at the age of 75 years.

3. The Decedent's residence and principal estate is, and was at the time of his death, situated in Dallas County, Texas.

4. Four years have not elapsed since the Decedent's death and prior to the application to probate the Decedent's Will.

5. At the time the Will was executed, the Decedent was of legal age and sound mind, and the Will was executed with the formalities and solemnities and under the circumstances required by law to make the Will a valid, self- proved will.

6.       The Decedent's Will was not revoked prior to his death.

7. Doris Carolyn Russell Dealey is named in the Will as Executrix of the Decedent's Estate without bond and is not disqualified by law from accepting Letters Testamentary.

8. No child or children was/were; born to or adopted by the Decedent after the execution of the Will.

9.       The Decedent was not divorced prior to the date of the Will.
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10.      No contest or objection to the admission of the Will to probate has been filed.

         THEREFORE, IT IS THE ORDER OF THIS COURT AS FOLLOWS:

1. The Will filed with the Application for Probate of Will and Issuance of Letters Testamentary is hereby proven, established and admitted to probate and record as the Last Will and Testament of the Decedent.

2. Doris Carolyn Russell Dealey is entitled to receive Letters Testamentary, and the same are hereby granted to Doris Carolyn Russell Dealey without bond, upon the taking of the oath as required by law, and the Clerk of this Court shall issue Letters Testamentary in accordance with this Order when Doris Carolyn Russell Dealey shall have qualified according to law.

3. No necessity exists for the appointment of appraisers of the ,assets of the Decedent's Estate.

4. The proceedings herein shall he recorded by the Clerk in the Minutes of the Court.

         EXECUTED this 10 day of May, 1995.


                                        /s/ Judge Robert E. Price
                                        --------------------------------
                                        Judge Robert E. Price


APPROVED:


/s/ Wm. E. Linvingstone, III
------------------------------------
Wm. E. Livingstone, III, Esq.
State Bar No. 12441000
8333 Douglas Avenue, Suite 1510
Dallas, Texas 75225
214/739-2292 Telephone
214/739-2291 Telefax
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THE STATE OF TEXAS

COUNTY OF DALLAS            KNOW ALL MEN BY THESE PRESENTS


         THAT I, Joseph MacDonald Dealey of Dallas, Dallas County, Texas being of sound and disposing mind, memory and understanding, and above the age of twenty-one years, in view of the uncertainty of life and for the purpose of making the best disposition of my worldly affairs, do hereby make and publish. this, my Last Will and Testament, hereby revoking all former wills, if any, by me heretofore made.

                                       I.

         I direct that all of my just debts and all my funeral expenses shall be paid as soon after my death as may be convenient, and that all valid estate, transfer and inheritance taxes, whether imposed by the government of the United States or by the government of any state or of any foreign country on or in respect to any of my property or any devise or bequest herein contained, shall be treated in all respects as if they were debts for which I was liable at the time of my death and shall be paid out of my general estate.

                                      II.

         Subject to the payment of my said debts and the expense incident to the probating of this will, I give, devise and bequeath all of my property, real, personal and mixed, of every kind and character, to my beloved wife, Doris Carolyn Russell Dealey, provided she survives me by thirty (30) days. Should Doris Carolyn Russell Dealey not survive me by thirty (30) days then to my children, Joseph MacDonald Dealey, Jr., Pamela Carolyn Dealey Campbell, Russell Edward Dealey, and Frances Patricia Dealey Scarbrough, share and share alike. Should any one of my children be deceased at the time of my death, the deceased child's share of my estate shall pass to the living, blood heirs of his or her children per stirpes.

         I hereby nominate, constitute and appoint my beloved wife, Doris Carolyn Russell Dealey, as Executrix of my estate and direct that no bond or other security be required of her as Executrix. I direct that no other action shall be had in the County Court or other Court exercising probate jurisdiction in relation to the administration and settling of my estate than the probating and recording of this, my Last Will and Testament, and the return of an inventory appraisement and list of claims of my estate. In the event that my said wife shall for any reason fail or cease to serve as Independent Executrix, then I designate my beloved children; Joseph MacDonald Dealey, Jr., Pamela Carolyn Dealey Campbell, Russell Edward Dealey, and Frances Patricia Dealey Scarbrough, as my said joint Independent Executors and Executrixs or the survivors.

         I authorize and empower my said Executrix to sell, dispose of, deliver and convey any portion of my estate, real, personal, or mixed, at public or private sale for any price on any terms and in any manner that may seem to her best for the purpose of paying any of my debts or in making and delivering said bequests.

         IN TESTIMONY WHEREOF, I JOSEPH MACDONALD DEALEY, have subscribed my name to this, my Last Will and Testament, and in addition at my request,
William Calvin Smellage           and      Betty Pool Martin      , both of
Dallas County, Texas, and both credible witnesses above the ages of fourteen
(14) years in my presence and in the presence of each other, have hereunto set their names as witnesses in Dallas, Dallas County, Texas, this 1st day of December 1994.


                                        /s/ JOSEPH MACDONALD DEALEY
                                        JOSEPH MACDONALD DEALEY, TESTATOR


         JOSEPH MACDONALD DEALEY signed his name to the foregoing instrument at Dallas, Texas, the 1st day of December , 1994 in the presence of each of us; and to us declared such instrument to be his Last Will and Testament, and now, at his request, in his presence and in the presence of each other, we subscribed the same as witnesses.


/s/ William Calvin Smellage
----------------------------------

  William Calvin Smellage               23 Rough Creek, Granbury, Texas  76048
----------------------------------      ---------------------------------------
Name


/s/ Betty Pool Martin
----------------------------------

  Betty Pool Martin                     2808 Maverick, Dallas, Texas  75228
----------------------------------      ---------------------------------------
Name                                    Address


STATE OF TEXAS





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COUNTY OF DALLAS


         BEFORE ME, the undersigned authority, on this day personally appeared
JOSEPH MACDONALD DEALEY,   William Calvin Smellage          and   Betty Pool
Martin    , known to me to be the Testator and the witnesses, respectively, whose names are subscribed to the annexed or foregoing instrument in their respective capacities; and all of said persons being by me duly sworn, the said JOSEPH MACDONALD DEALEY, Testator, declared to me and to the said witnesses in my presence that said instrument is his Last Will and Testament, and that he had willingly made and executed it as his free act and deed, for the purposes therein expressed; and the said witnesses, each on his oath, stated to me in the presence and hearing of the said Testator that the said Testator had declared to them that said instrument is his Last Will and Testament and that he executed the same as such and wanted each of them to sign it as a witness; and upon their oaths each witness stated further that they did sign the same as witnesses in the presence of the said Testator and at his request, that he was at that time nineteen (19) years of age or over and was of sound mind; and that each of said witnesses was then at least fourteen (14) years of age.


                                        /s/ JOSEPH MACDONALD DEALEY
                                        ---------------------------------------
                                        JOSEPH MACDONALD DEALEY


                                        /s/ William Calvin Smellage
                                        ---------------------------------------
                                        Witness


                                        /s/ Betty Pool Martin
                                        ---------------------------------------
                                        Witness


         SUBSCRIBED AND ACKNOWLEDGED before me by the said JOSEPH MACDONALD DEALEY, Testator, and subscribed and sworn to before me the said William Calvin Smellage and Betty Pool Martin, witnesses, this the 1 day of December ________ 1994.


                                        /s/ Teresa M. Fischer
                                        ---------------------------------------
                                        Notary Public in and for Dallas County,
                                        Texas





                                  Page 2 of 2
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                              LETTERS TESTAMENTARY


STATE OF TEXAS                 Section            IN THE PROBATE COURT NO. 2
                               Section
COUNTY OF DALLAS               Section                  DALLAS COUNTY, TEXAS


                              CAUSE NO. 95-1573-P2


I, Earl Bullock, County Clerk and Clerk of the County and Probate Courts, in and for said County, do hereby certify that on the 10th day of May, 1995, DORIS CAROLYN RUSSELL DEALEY was appointed Independent Executor, without bond, of the Will and Estate of JOSEPH MACDONALD DEALEY, Deceased, and that said appointee is fully and legally authorized and empowered to act as the Independent Executor, without bond, of the Will and of the above named estate, having qualified by filing the oath on the 10th day of May, 1995.

I further certify that said appointment is still in full force and effect.



Witness my hand and Official Seal of office, this 10th day of May, 1995.


                                        EARL BULLOCK, COUNTY CLERK
                                        DALLAS COUNTY, TEXAS


                                        BY:    /s/ Tina Williams
                                            ------------------------
                                                     Deputy
                                                  TINA WILLIAMS

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
STATE OF TEXAS                             CERTIFICATE OF DEATH          STATE FILE NUMBER


1. NAME OF DECEASED       (a) FIRST        (b) MIDDLE       (c) LAST         (d) MAIDEN               2. SEX   3. DATE OF DEATH

                          Joseph           MacDonald         Dealey                                   Male     April  7, 1995

4. DATE OF BIRTH   5. AGE    IF UNDER 1 YR.  IF UNDER 1 DAY           6. BIRTH PLACE                    7. SOCIAL SECURITY NO.
                 (IN YEARS)     MO  DAYS       HOURS  MIN     (CITY & STATE OR FOREIGN COUNTRY)
   July 18, 1919     75                                                Dallas, Texas                       ###-##-####

8. RACE  9a. WAS THE DECEDENT    9b. IF YES, SPECIFY (MEXICAN,   10. WAS DECEDENT EVER IN      11. EDUCATION (SPECIFY HIGHEST GRADE
         OF HISPANIC ORIGIN?     CUBAN, PUERTO RICAN, ETC.)      U.S. ARMED FORCES?COMPLETED,  ELEM. OR SECONDARY (0-12) COLLEGE
   White    [ ] YES  [x] NO                                          [x] YES  [ ] NO             (13-16, 17+) 16 years

12.  MARITAL STATUS  13. SURVIVING SPOUSE         14a. DECEDENT'S USUAL OCCUPATION    14b. KIND OF BUSINESS OR INDUSTRY
                     (IF WIFE, GIVE MAIDEN NAME)
[x] MARRIED
[ ] NEVER MARRIED     Doris Carolyn Russell              Former Ch. of Board                A.H. Belo Corporation
[ ] WIDOWED
[ ] DIVORCED

15a.     RESIDENCE STREET ADDRESS                                                             15b. CITY OR TOWN
            4332 Arcady                                                                           Highland Park

15c.     COUNTY  15d. STATE                                 15e. ZIP CODE                     15f. INSIDE CITY LIMITS
         Dallas       Texas                                        75205                            [x] YES   [ ] NO

16.      FATHER'S NAME                             17. MOTHER'S MAIDEN NAME
         Edward Musgrove Dealey                        Clara MacDonald

                                           18. PLACE OF DEATH (CHECK ONLY ONE)

HOSPITAL:    [ ] INPATIENT    [ ] ER/OUTPATIENT    [ ]  DOA      OTHER:    [ ]  NURSING HOME:    [x]  RESIDENCE  [ ] OTHER (SPECIFY)

19.  COUNTY OF DEATH  20.  CITY OR TOWN (IF OUTSIDE CITY       21. NAME OF HOSPITAL OR INSTITUTION
                           LIMITS, GIVE PRECINCT NO.)              (If not in institution, show street address)
     Dallas                Highland Park                           4332 Arcady

22.  INFORMANT-SIGNATURE & RELATIONSHIP        23.  MAILING ADDRESS OF INFORMANT
     JOE M. DEALEY, JR., SON                        4332 Fairfax, Dallas, TX  75205

24. METHOD OF DISPOSITION    25.  PLACE OF DISPOSITION (NAME OF                            29. NAME & ADDRESS OF FUNERAL HOME
                                  CEMETERY, CREMATORY OR OTHER PLACE)                                Sparkman/Hillcrest
    [x] BURIAL                    Grove Hill Cemetery                                           7405 West Northwest Highway
    [ ] CREMATION                                                                                     Dallas, Texas
    [ ] REMOVAL FROM STAT    26. LOCATION (CITY, STATE)        27. DATE OF DISPOSITION
    [ ] DONATION                  Dallas, Texas  75225                04/11/1995
    [ ] OTHER (SPECIFY)

                             28. SIGNATURE OF FUNERAL DIRECTOR OR PERSON ACTING AS SUCH
                                            /s/ David Z. Sparkman #7412

30.  CERTIFIER

     [x] CERTIFYING PHYSICIAN       TO THE BEST OF MY KNOWLEDGE DEATH OCCURRED AT THE TIME, DATE, AND PLACE, AND DUE TO
                                    THE CAUSE(S) AND MANNER AS STATED.
     [ ] MEDICAL EXAMINER           ON THE BASIS OF EXAMINATION AND/OR INVESTIGATION, IN MY OPINION, DEATH OCCURRED AT THE TIME,
                                    DATE, PLACE, AND DUE TO THE
     [ ] JUSTICE OF THE PEACE       CAUSE(S) AND MANNER AS STATED.

31.  SIGNATURE & TITLE OF CERTIFIER     32. DATE SIGNED       33. TIME OF DEATH
     /s/ KJMcIntyre Ms                      MO  DAY  YEAR
                                             4   10   95          4:45 P.M.

34.  PRINTED NAME & ADDRESS OF CERTIFIER
     Kristi J McIntyre Ms            8230 Walnut Hill, Dallas, Texas  75231

35.  PART 1  ENTER THE DISEASES, INJURIES OR COMPLICATIONS THAT CAUSED THE DEATH.  DO NOT ENTER THE MODE OF DYING     APPROXIMATE
         SUCH AS CARDIAC OR RESPIRATORY ARREST, SHOCK, OR HEART FAILURE.  LIST ONLY ONE CAUSE ON EACH LINE.        INTERVAL BETWEEN
                                                                                                                    ONSET AND DEATH

    IMMEDIATE CAUSE (FINAL DISEASE
    OR CONDITION RESULTING IN DEATH)      a. Pneumonia                                                                4 days
                                             -------------------------------------------------------------------
                                                       DUE TO (OR AS A LIKELY CONSEQUENCE OF):

                                          b. Metastatic Nonsmall Cell Carcenoma of lung with brain involvement
                                             -------------------------------------------------------------------
   SEQUENTIALLY LIST CONDITIONS, IF ANY,               DUE TO (OR AS A LIKELY CONSEQUENCE OF):
   LEADING TO IMMEDIATE CAUSE.  ENTER
   UNDERLYING CAUSE (DISEASE              c.
   OR INJURY THAT INITIATED EVENTS           -------------------------------------------------------------------
   RESULTING IN DEATH) LAST                            DUE TO (OR AS A LIKELY CONSEQUENCE OF):

                                          d.
                                             -------------------------------------------------------------------


PART 2 OTHER SIGNIFICANT CONDITIONS CONTRIBUTING TO DEATH BUT NOT RESULTING      36a. AUTOPSY?      36b. AUTOPSY FINDINGS AVAILABLE
         IN THE UNDERLYING CAUSE GIVEN IN PART 1 (i.e., substance abuse,                            PRIOR TO COMPLETION OF CAUSE
                          diabetes, smoking, etc.)                                                  OF DEATH?
                                                                                 [ ] YES  [x] NO    [ ] YES  [x] NO

37.  DID TOBACCO USE CONTRIBUTE TO DEATH  38. DID ALCOHOL USE CONTRIBUTE TO DEATH   39.  WAS DECEDENT PREGNANT
     [x] YES  [ ] PROBABLY                    [ ] YES  [ ] PROBABLY                      AT TIME OF DEATH  [ ] YES [x] NO [ ] UNK
     [ ] NO   [ ] UNKNOWN                     [x] NO   [ ] UNKNOWN                       WITHIN LAST 12 MO [ ] YES [x] NO [ ] UNK

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
40.   MANNER OF DEATH  41a. DATE OF INJURY      41b. TIME OF INJURY   41c. INJURY AT WORK  41d. PLACE OF INJURY-AT HOME, FARM,
                                                                                           STREET, FACTORY, OFFICE, ETC. (SPECIFY)
                                                       M.     [ ] YES      [x] NO

   [x] NATURAL            41e. LOCATION (STREET AND NUMBER, CITY OR TOWN, STATE)
   [ ] ACCIDENT
   [ ] SUICIDE            41f. DESCRIBE HOW INJURY OCCURRED
   [ ] HOMICIDE
   [ ] PENDING INVESTIGATION
   [ ] COULD NOT BE DETERMINED

42a.     REGISTRATION NO.         42b. DATE RECEIVED BY LOCAL REGISTRAR  42c. SIGNATURE OF LOCAL REGISTRAR
          001-010-95                     04-13-95                                /s/ EARL BULLOCK